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                         PHARMACEUTICAL RESOURCES, INC.

                       1995 DIRECTORS' STOCK OPTION PLAN


                                   ARTICLE I

                                  DEFINITIONS

     As used herein, the following terms have the meanings hereinafter set forth unless the context clearly indicates to the contrary:

     (a) "Board" shall mean the Board of Directors of the Company.

     (b) "Company" shall mean Pharmaceutical Resources, Inc.

     (c) "Date of Grant" shall mean the date an Eligible Director is initially elected to the Board of Directors.

     (d) "Eligible Director" shall mean any director of the Company other than
(i) any director of the Company on the Effective Date of this Plan, or (ii) any person who, at the time of his election to the Board, is an employee of the Company or any of its subsidiaries.

     (e) "Fair Market Value" shall mean, with respect to any share of stock on any day: (i) if the principal market for the Stock is The New York Stock Exchange, any other national securities exchange or the NASDAQ National Market, the closing sales price of the Stock on such day as reported by such exchange or market system, or on a consolidated tape reflecting transactions on such exchange or market system, or (ii) if the principal market for the Stock is not a national securities exchange or the NASDAQ National Market and the Stock is quoted on the National Association of Securities Dealers Automated Quotations System, the mean between the closing bid and the closing asked prices for the Stock on such day as quoted on such System, or (iii) if the principal market for the Stock is not quoted on the National Association of Securities Dealers Automated Quotations System, the mean between the highest bid and lowest asked prices for the Stock on such day as reported by the National Quotation Bureau, Inc.; provided that if clauses (i), (ii) and (iii) of this paragraph are all inapplicable, or if no trades have been made or no quotes are available for such day, the Fair Market Value of the Stock shall be determined by the Company by any method which it deems to be appropriate. The determination of the Company shall be conclusive as to the Fair Market Value of the Stock.

     (f) "Option" shall mean an Eligible Director's stock option to purchase Stock granted pursuant to the provisions of Article V hereof.

     (g) "Option Price" shall mean the price at which an Optionee may purchase a share of Stock under a Stock Option Agreement.
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     (h) "Optionee" shall mean an Eligible Director to whom an Option has been granted hereunder.

     (i) "Plan" shall mean the Pharmaceutical Resources, Inc. 1995 Directors' Stock Option Plan, the terms of which are set forth herein, as amended form time to time.

     (j) "Qualified Domestic Relations Order" shall have the meaning assigned to such term under the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

     (k) "Stock" shall mean the common stock, par value $.01 per share, of the Company or, in the event that the outstanding shares of Stock are hereafter changed into or exchanged for different stock or securities of the Company or some other corporation, such other stock or securities.

     (l) "Stock Option Agreement" shall mean an agreement between the Company and the Optionee under which the Optionee may purchase Stock in accordance with the Plan.

     (m) "Stockholders" shall mean the holders of outstanding shares of Stock of the Company.


                                   ARTICLE II

                                    THE PLAN

     2.1 Name. This Plan shall be known as the "Pharmaceutical Resources, Inc. 1995 Directors' Stock Option Plan".

     2.2 Purpose. The purpose of the Plan is to advance the interests of the Company and its Stockholders by affording Eligible Directors of the Company an opportunity to acquire or increase their proprietary interests in the Company, and thereby to encourage their continued service as directors and to provide them additional incentives to achieve the growth objectives of the Company.

     2.3 Effective Date. The Plan shall become effective on the date of its adoption by the Board of Directors of the Company, subject to the approval of the Plan by the Stockholders within one year after the effective date. Any Options granted under the Plan prior to such approval shall be effective when made, but shall be conditioned upon, and subject to, such approval of the Plan by the Stockholders (and no Options shall be exercisable prior to such approval).

     2.4 Termination Date. The Plan shall terminate and no further Options shall be granted hereunder on or after May 31, 2005.

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                                  ARTICLE III

                                  PARTICIPANTS

     Each Eligible Director shall participate in the Plan as of the date that he is elected as a member of the Board.


                                   ARTICLE IV

                        SHARES OF STOCK SUBJECT TO PLAN

     4.1  Limitations.  Subject to any antidilution adjustment pursuant to
Section 4.2 hereof, the maximum number of shares of Stock which may be issued and sold hereunder shall not exceed 100,000 shares of Stock in the aggregate, and 15,000 shares of Stock for any individual. Shares of Stock subject to an Option may be either authorized and unissued shares or shares issued and later acquired by the Company; provided, however, the shares of Stock with respect to which an Option has been exercised shall not again be available for grant hereunder. If outstanding Options granted hereunder shall terminate or expire for any reason without being wholly exercised prior to the termination of the Plan pursuant to Section 2.4 hereof, new Options may be granted hereunder covering such unexercised shares.

     4.2 Antidilution. In the event that the outstanding shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of merger, consolidation, reorganization, recapitalization, reclassification, combination of shares, stock split or stock dividend:

          (a) The aggregate number and kind of shares of Stock for which Options may be granted hereunder shall be adjusted appropriately;

          (b) The rights under outstanding Options granted hereunder, both as to the number of subject shares and the Option price, shall be adjusted appropriately; and

          (c) Where dissolution or liquidation of the Company or any merger or combination in which the Company is not a surviving corporation is involved, each outstanding Option granted hereunder shall terminate, but the Optionee shall have the right, immediately prior to such dissolution, liquidation, merger or combination, to exercise his Option, in whole or in part, to the extent that it shall not have been exercised, without regard to the date on which such Option would otherwise have become exercisable pursuant to Section 5.4(a) hereof or any limitation on such exercise pursuant to Section 5.4(b) hereof.

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     The foregoing adjustments and the manner of application thereof shall be determined solely by the Board, and any such adjustment may provide for the elimination of fractional share interests. The adjustments required under this Article shall apply to any successor or successors of the Company and shall be made regardless of the number or type of successive events requiring adjustments hereunder.


                                   ARTICLE V

                                    OPTIONS

     5.1  Option Grant, Number of Shares and Agreement.  On the Date of
Grant, each Eligible Director shall automatically be granted the right and option to purchase all or any part of an aggregate of 15,000 shares of Stock. Such Option shall be evidenced by a written Stock Option Agreement, dated as of the Date of Grant and executed by the Company and the Optionee, stating the Option's duration, time of exercise, and exercise price. The terms and conditions of the Option shall be consistent with the Plan.

     5.2 Option Price. The Option Price of the Stock subject to each Option shall be the Fair Market Value of the Stock on its Date of Grant.

     5.3 Exercise Period. The period for the exercise of each Option (the "Exercise Period") shall expire on the tenth anniversary of the Date of Grant.

     5.4  Option Exercise.

          (a) Subject to Section 5.4(b) hereof, one-third of the Options granted under the Plan to an Eligible Director shall become exercisable ("vest") on each of the first three anniversaries of the Date of Grant; provided, however, that if, prior to any date on which an Option is scheduled to vest under this Section 5.4(a), an Eligible Director shall have ceased to serve as a member of the Board for any reason, the Options scheduled to vest on such date and all remaining unvested Options shall immediately terminate. An Option which shall have vested pursuant to this
     Section 5.4(a) shall remain exercisable, subject to Section 5.4(b) hereof, at all times during the remainder of the Exercise Period regardless of whether the Optionee thereafter continues to serve as a member of the Board.

          (b) In addition to the conditions set forth in Section 5.4(a) hereof, each Eligible Director shall only be entitled to exercise Options which shall have vested under such Section 5.4(a):

          (i) if such exercise shall occur prior to the second anniversary of the Date of Grant, the Optionee would own at least 1,500 shares of Stock immediately after such exercise;

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          (ii) if such exercise shall occur on or after the second
     anniversary of the Date of Grant, but prior to the third anniversary thereof, the Optionee would own at least 3,000 shares of Stock immediately after such exercise; and

          (iii) if such exercise shall occur on or after the third anniversary of the Date of Grant, the Optionee would own at least 4,500 shares of Stock immediately after such exercise.

          (c) An Option may be exercised at any time or from time to time during the term of the Option as to any or all full shares which have become exercisable in accordance with this Section, but not as to less than 100 shares of Stock unless the remaining shares of Stock that are so exercisable are less than 100 shares of Stock. The Option price is to be paid in full in cash upon the exercise of the Option. The holder of an Option shall not have any of the rights of a Stockholder with respect to the shares of Stock subject to the Option until such shares of Stock have been issued or transferred to him upon the exercise of his Option.

          (d) An Option shall be exercised by written notice of exercise of the Option, with respect to a specified number of shares of Stock, delivered to the Company at its principal office, and by cash payment to the Company as said office of the full amount of the Option price for such number of shares. In addition to, and prior to the issuance of a certificate for shares pursuant to any Option exercise, the Optionee shall pay to the Company in cash the full amount of any federal and state withholding or other employment taxes applicable to the taxable income of such Optionee resulting from such exercise.

          (e) At the discretion of the Board, the Stock Option Agreement may provide that an Option granted under the Plan may be exercised with respect to a specified number of shares of Stock by written notice of exercise to the Company stating that (i) the option price for the shares and any withholding tax due thereon will be paid to the Company directly by a broker-dealer designated by the optionee and irrevocable instructions to such effect have been furnished by the optionee to such broker-dealer; and
     (ii) an advice from the broker-dealer confirming payment to the Company will be promptly delivered to the Company. The exercise of any such option shall be irrevocable at the time of notice to the Company; provided, however, that the Company shall not be required to deliver certificates for shares of Stock with respect to the exercise of the option until the Company has confirmed the receipt of good and sufficient funds in payment of the purchase price thereof.

     5.5 Non-transferability of Option. Options may not be transferred by an Optionee otherwise than by will, the laws of descent and distribution, or by a Qualified Domestic Relations Order. During the lifetime of an Optionee, his Option may be exercised only by him (or by his guardian or legal representative, should one be appointed) or by his spouse to whom the Option has been transferred pursuant to the terms of a Qualified Domestic

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Relations Order. In the event of the death of an Optionee, any Option held by him may be exercised by his legatee(s) or other distributee(s) or by his personal representative.


                                   ARTICLE VI

                               STOCK CERTIFICATES

     The Company shall not be required to issue or deliver any certificate for shares of Stock purchased upon the exercise of any Option granted hereunder or any portion thereof unless, in the opinion of counsel to the Company, there has been compliance with all applicable legal requirements. An Option granted under the Plan may provide that the Company's obligation to deliver shares of Stock upon the exercise thereof may be conditioned upon the receipt by the Company of a representation as to the investment intention of the holder thereof in such form as the Company shall determine to be necessary or advisable solely to comply with the provisions of the Securities Act of 1933, or any other federal, state or local securities laws.


                                  ARTICLE VII

                TERMINATION, AMENDMENT AND MODIFICATION OF PLAN

     The Board may, at any time, terminate the Plan, and may, at any time and from time to time and in any respect, amend or modify the Plan; provided, however, that this Plan shall not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder.


                                  ARTICLE VIII

                    RELATIONSHIP TO OTHER COMPENSATION PLANS

     The adoption of the Plan shall neither affect any other stock option, incentive or other compensation plans in effect for the Company or any of its subsidiaries, nor shall the adoption of the Plan preclude the Company from establishing any other forms of incentive or other compensation plan for directors of the Company.


                                   ARTICLE IX

                                 MISCELLANEOUS

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     9.1  Plan Binding on Successors.  The Plan shall be binding upon the successors and assigns of the Company.

     9.2 Singular, Plural; Gender. Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall refer also to the feminine pronoun.

     9.3 Headings etc.. Headings of articles and paragraphs hereof are inserted for convenience and reference, and do not constitute a part of the Plan.

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